Exhibit 17(d)

MIDCAP FINANCIAL INVESTMENT CORPORATION
9 W 57TH STREET
NEW YORK, NY 10019
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/MFIC2024SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V26097-TBD
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
MIDCAP FINANCIAL INVESTMENT CORPORATION
The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain
1. To approve the issuance of shares of common stock, par value $0.001 per share, of MidCap Financial Investment Corporation, a Maryland corporation
(“MFIC”), pursuant to (i) the Agreement and Plan of Merger, dated as of November 7, 2023, by and among MFIC, Apollo Senior Floating Rate Fund
Inc., a Maryland corporation, AFT Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of MFIC, and Apollo Investment
Management, L.P., a Delaware limited partnership and the investment adviser to MFIC (“MFIC Adviser”), and (ii) the Agreement and Plan of Merger, dated as of November 7, 2023, by and among MFIC, Apollo Tactical Income Fund Inc., a Maryland corporation, AIF Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of MFIC, and MFIC Adviser, in each case, as more particularly described in the accompanying Proxy Statement.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
V26098-TBD
MIDCAP FINANCIAL INVESTMENT CORPORATION Special Meeting of Stockholders
This proxy is solicited by the Board of Directors
The undersigned hereby appoints GREGORY W. HUNT and KRISTIN HESTER or either one of them, and each with full power of substitution, to act as proxies for the undersigned to vote all the shares of Common Stock of Midcap Financial Investment Corporation, a Maryland corporation (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company as a stockholder of record as of the record date specified in the accompanying Proxy Statement (as it may be amended from time to time) to be held via live webcast over the Internet at www.virtualshareholdermeeting.com/MFIC2024SM on the meeting date specified in the accompanying Proxy Statement (as it may be amended from time to time), and all advancements, postponements and adjournments thereof the (“Special Meeting”), as indicated on this proxy and to otherwise represent the undersigned with all powers possessed by the undersigned as if personally present at the Special Meeting.
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR Proposal 1 and in the discretion of the proxies with respect to any other matters that may properly come before the Special Meeting.
The validity of this proxy is governed by Maryland law. This proxy does not revoke any prior proxies except for prior proxies given in connection with the Special Meeting.
Continued and to be signed on reverse side